Exhibit 10.3

October 11, 2011

PLEDGE AGREEMENT

between

Analogic Corporation

as Pledgor

and

Sovereign Bank

as Pledgee

over the shares and preferred equity certificates of

Analogic Holding Luxembourg S.à.r.l

as the Company

TABLE OF CONTENTS

1.	Definition and interpretation	4
2.	Pledge	6
3.	Perfection of the pledge	7
4.	Effectiveness of the pledge	8
5.	Liquidation, recapitalization, etc.	9
6.	Representation, warranties and covenants	10
7.	Rights to dividends, yields and voting rights	11
8.	Enforcement of the pledge	12
9.	Application of proceeds, termination and release of security	14
10.	Rights of recourse	14
11.	Liability and indemnity	15
12.	Fees and expenses	15
13.	Waivers	15
14.	Notices	15
15.	Amendments and severability	16
16.	Further assurance – Power of attorney	16
17.	Governing law and jurisdiction	16
18.	Counterparts	16

This pledge agreement (hereafter the “Agreement”) is made on October 11, 2011.

between the undersigned

Analogic Corporation, a company incorporated under the laws of the Commonwealth of Massachusetts, United States of America, and having its principal place of business at 8 Centennial Drive, Peabody, Massachusetts 01960, United States of America

(hereafter referred to as the “Pledgor”),

and

Sovereign Bank, in its capacity as administrative agent for itself, the Lenders, and the other Secured Parties (as defined in the Facility Agreement) having its principal place of business at 75 State Street, MA1-SST-05-16, Boston, Massachusetts 02109, United States of America

(hereafter referred to as the “Pledgee”),

Both parties hereinafter referred to as the “Parties” or individually as a “Party”.

in the presence of

Analogic Holding Luxembourg S.a.r.l, a société à responsabilité limitée (private limited liability company ) incorporated under the laws of the Grand Duchy of Luxembourg, having its registered office at 5 rue Guillaume Kroll, and registered with the Luxembourg Trade and Companies Register under number B 102.751,

(hereafter referred to as the “Company”),

WHEREAS

(a)	Pursuant to the terms and conditions of that certain Credit Agreement dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Facility Agreement”), among the Pledgor as the borrower (the “Borrower”), the Pledgee as Administrative Agent, the Lenders, and certain other parties thereto, certain loan facilities have been made available to the Borrower.

(b)	As a condition precedent to the Lenders and the L/C Issuer making loans or otherwise extending credit to the Borrower under the Facility Agreement and the other Secured Parties extending credit to the Loan Parties under the Secured Cash Management Agreements and the Secured Hedge Agreements, the Pledgor has agreed to grant, as security for the Obligations, 65% of the shares in the capital of the Company and 65% of the preferred equity certificates issued by the Company, to and in favour of the Pledgee, for the benefit of the Secured Parties, and to enter into this Agreement granting a first ranking pledge, over all Pledged Assets (as defined below);

NOW, THEREFORE, THE PARTIES HAVE AGREED AS FOLLOWS:

1.	DEFINITIONS AND INTERPRETATION

1.1.	Recitals

The recitals (a) through (b) are an integral part hereof.

1.2.	Definitions

(a)	In this Agreement, terms defined in the Facility Agreement and not defined otherwise in this Agreement have the meaning set out in the Facility Agreement and, in addition, unless the contrary intention appears or the context otherwise requires:

“Agreement” means this pledge agreement;

“Business Day” means a day (other than a Saturday or Sunday or a public holiday) on which commercial banks are open for general business in Boston, London, and Luxembourg;

“Cash Collateral” shall have the meaning given to such term under Clause 5.2 of this Agreement;

“Cash Collateral Account” shall have the meaning given to such term under Clause 5.2 of this Agreement;

“Company” refers to Analogic Holding Luxembourg S.a.r.l as described above;

“Companies Law” means the Luxembourg law dated August 10, 1915 on commercial companies, as amended;

“Event of Default” has the meaning specified therefore in the Facility Agreement;

“Law of 2005” shall have the meaning given to such term under Clause 3(a) of this Agreement;

“Luxembourg” means the Grand Duchy of Luxembourg;

“Obligations” has the meaning specified therefore in the Facility Agreement;

“PECs” means 100% of the preferred equity certificates, being 329,771.69 (three hundred twenty-nine thousand seven hundred seventy-one point six nine) Tranche A preferred equity certificates issued by the Company and 3,553,252.35 (three million five hundred fifty-three thousand two hundred fifty-two point three five) Tranche B preferred equity certificates issued by the Company, or other Tranche A or Tranche B PECs to be issued in the future which the Pledgor may subscribe to, acquire or be granted at any time in the future, governed by the terms and conditions of PECs;

“Pledge” shall have the meaning given to such term under Clause 2 of this Agreement;

“Pledgor” refers to Analogic Corporation as described above;

“Pledgee” refers to Sovereign Bank as described above;

“Pledged Assets” means the Pledged Shares, Pledged PECs, the Related Assets, the Cash Collateral Account and all of the Cash Collateral pledged hereunder;

“Pledged PECs” means the 214,351.5985 (two hundred fourteen thousand three hundred fifty one point five nine eight five) Tranche A PECs and 2,309,614.0275 (two million three hundred nine thousand six hundred fourteen point zero two seven five) Tranche B PECs as more fully described on Schedule A hereto, held by the Pledgor in the Company and representing, on the date of this Agreement, 65% of the issued Tranche A and Tranche B PEC of the Company, as well as any PEC to be issued in the future by the Company which the Pledgor may subscribe to, acquire or be granted at any time in the future (provided, however, notwithstanding anything to the contrary, the Pledgor shall only be required to pledge 65% of the PEC of the Company) and, generally, 65% of all PEC of the Company now or at any time hereafter owned by the Pledgor;

“Pledged Shares” means the 325 (three hundred twenty-five) shares of the Company of every class, as more fully described in Schedule A hereto, held by the Pledgor in the Company, representing, on the date of this Agreement, 65% of the issued, fully paid-up and subscribed whole shares of the Company, as well as the securities acquired or offered in substitution for such shares and any other shares or securities which may be subscribed by the Pledgor in the case of an increase of share capital of the Company following an exchange, merger, consolidation, division, issue of stock dividend, subscription for cash or otherwise (provided, however, notwithstanding anything to the contrary, the Pledgor shall only be required to pledge 65% of the Shares of the Company) and, generally, 65% of all shares in the capital of the Company now or at any time hereafter owned by the Pledgor, provided however that the Shares are pledged only for a number of whole shares that would be closest to (but not exceeding) 65% of the total number of Shares;

“Related Assets” means all future dividends, yields, and all interests and other monies remaining payable to the Pledgor in respect of the Pledged Shares and of the Pledged PECs and all other rights, benefits and proceeds in respect of or derived from the Pledged Shares or Pledged PECs (whether by way of redemption, bonus, preference, option, substitution, conversion, disposal or otherwise);

“Rights of Recourse” means all and any rights, actions or claims the Pledgor may have by way of subrogation against the Company or any other person having granted security or given a guarantee for or being liable for the payment of some or all the Obligations, arising under or pursuant to the enforcement of this Agreement, including, in particular, the Pledgor’s right of recourse against such persons, or any of them, under the terms of Article 2028 et seq. of the Luxembourg Civil Code (including, for the avoidance of doubt, any right of recourse prior to enforcement), or any right of recourse by way of subrogation or any other similar right, action or claim under any applicable law;

“Securities Act” shall have the meaning given to such term under Clause 8.3 of this Agreement;

“Security Period” means the period beginning on the date of this Agreement and ending on the earlier of (i) the date upon which all the Obligations have been fully and irrevocably satisfied, in accordance with the provisions of the Facility Agreement, the Secured Cash Management Agreements and the Secured Hedge Agreements, as applicable, and each of the Facility Agreement, each Secured Cash Management Agreement and each Secured Hedge Agreement has been terminated, and (ii) the release of this Pledge in accordance with Section 9.10 of the Facility Agreement;

“Shares” means the 501 (five hundred one) shares with a nominal value of EUR 100 each issued by the Company and representing, on the date of this Agreement, 100% of the issued, fully paid-up and subscribed shares of the Company, or any other shares to be issued in the future which the Pledgor may subscribe to, acquire or be granted at any time in the future;

“Time Deposits” shall have the meaning given to such term under Clause 5.2 of this Agreement.

“UCC” shall have the meaning given to such term under Clause 8.1 of this Agreement.

(b)	Clause headings are inserted for convenience of reference only and shall be ignored in the construction of this Agreement. Clauses, paragraphs and Schedules shall be construed as references to clauses and paragraphs of, and Schedules to, this Agreement.

(c)	Words importing the singular shall include the plural and vice-versa; any gender shall include the other genders.

(d)	References to a document in this Agreement are references to such document as amended, novated or supplemented. References to this Agreement or to any other document include references to this Agreement or such other document as varied in any manner from time to time, even if changes are made to the composition of the Parties to this Agreement or such other document or to the nature or amount of any loans made available under such other document.

(e)	The “Pledgor” or the “Pledgee” shall be construed so as to include its successors in title, permitted assigns and permitted transferees.

2.	PLEDGE

(a)	Until the expiry of the Security Period, pursuant to the terms of this Agreement, the Pledgor hereby irrevocably and unconditionally grants a continuing first-ranking pledge (nantissement de premier rang) in favour of the Pledgee on the Pledged Assets (the “Pledge”) for the due and full payment and discharge of all the Obligations and the Pledgee hereby accepts the Pledge.

(b)

In case the Pledgor shall acquire any additional Shares or PECs of the Company or any corporation or other entity which is the successor of the Company, or any securities exchangeable for or convertible into Shares, whether by purchase, stock dividend, stock split or otherwise, the Pledgor shall promptly notify the Pledgee of such event(s) and, in addition, such Shares, PECs, or other securities shall immediately and without any further action by any of the Parties or the Company be subject to the pledge, assignment and security interest granted to the Pledgee, for the benefit of the Secured Parties, under this Agreement and the Company shall promptly formalize such Pledge in the same manner as the Pledge of the current Pledged PECs and Pledged Shares by registering the Pledge in its shareholders register and / or its PECs register, as the case may be, provided, however, notwithstanding anything to the contrary contained in this Clause 2(b), the

Company shall only be required to pledge 65% of the Shares, PECs, or such other securities, provided however that the Shares are pledged only for a number of whole shares that would be closest to (but not exceeding) 65% of the total number of Shares. After any adjustment of the amount of PECs or Shares of the Company during the term of this Agreement, the percentage of Pledged Shares shall be the same percentage as the percentage of Pledged PECs, and Schedule A hereto shall be updated to list the Pledged Shares and Pledged PECs or other securities that are pledged at that time.

3.	PERFECTION OF THE PLEDGE

(a)	The Pledge shall by virtue of the execution of this Agreement by the Company be acknowledged and accepted by it and shall forthwith be registered in the shareholders’ register and the PECs register of the Company at the date of execution of this Agreement, in accordance with the law on collateral arrangements dated August 5, 2005 as amended (the “Law of 2005”).

(b)	The Company by executing this Agreement hereby expressly:

(i)	acknowledges and accepts the Pledge;

(ii)	undertakes to enter the Pledge forthwith in its shareholders’ register by making the following inscription:

“Pursuant to a pledge agreement dated October     , 2011 by and between Analogic Corporation as Pledgor, Sovereign Bank as Pledgee and Analogic Holding Luxembourg S.a.r.l as the Company (the “Pledge Agreement”), all the Pledged Shares (as defined in the Pledge Agreement), i.e. 325 shares representing 65% of the Company’s shares held by Analogic Corporation, are pledged as a first ranking security (gage de premier rang) for the benefit of Sovereign Bank as Pledgee).”

(iii)	undertakes to enter the PEC Pledge forthwith in its PECs register by making the following inscription:

“Pursuant to a pledge agreement dated October     , 2011 by and between Analogic Corporation as Pledgor, Sovereign Bank as Pledgee and Administrative Agent and Analogic Holding Luxembourg S.à r.l. as the Company (the “Pledge Agreement”), all the Pledged PECs (as defined in the Pledge Agreement) ), i.e. 214,351.5985 Tranche A PECs and 2,309,614.0275 Tranche B PECs representing 65% of the Company’s PECs held by Analogic Corporation, are pledged as a first ranking security (gage de premier rang) for the benefit of Sovereign Bank as Pledgee and Administrative Agent.”

(c)	The Pledgor, the Pledgee and the Company instruct and appoint any manager of the Company, each acting individually, to register the Pledge in the shareholders’ register and the PECs register of the Company at the date of execution of this Agreement and to sign such registers.

(d)	The Pledgor and the Company undertake to promptly provide to the Pledgee a copy of the shareholders’ register and a copy of the PECs register of the Company evidencing such entry and undertake to reiterate the above steps and formalities every time the Pledge is extended to further Shares or PECs of the Company in accordance with this Agreement.

(e)	The Pledgor hereby irrevocably authorises and empowers the Pledgee to cause any formal steps to be taken for the purpose of perfecting the Pledge and, for the avoidance of doubt, undertakes to take any such steps itself if so directed by the Pledgee.

(f)	For the avoidance of doubt, the Pledgor, acting as sole shareholder of the Company, hereby accepts the Pledgee or any potential transferee or assignee of the Pledged Shares as a new shareholder of the Company in case of enforcement of the Pledge for the purpose of article 12 of the Law of 2005.

4.	EFFECTIVENESS OF THE PLEDGE

(a)	The Pledge shall be a continuing, first-ranking security, shall not be considered as satisfied or discharged or prejudiced by any intermediate payment, satisfaction or settlement of any part of the Obligations and shall remain in full force and effect until the expiry of the Security Period.

(b)	The Pledge shall be cumulative, in addition to and independent of every other security or security interest which the Pledgee may at any time hold as security for the Obligations or any rights, powers and remedies provided by law and shall not operate so as in any way to prejudice or affect or be prejudiced or affected by any security interest or other right or remedy which the Pledgee may now or at any time in the future have in respect of the Obligations.

(c)	The Pledge shall not be prejudiced by any time or indulgence granted to any person, or any abstention or delay by the Pledgee in perfecting or enforcing any security interest or rights or remedies that the Pledgee may now or at any time in the future have from or against the Pledgor and the Company (or any of them) or any other person.

(d)	No failure on the part of the Pledgee to exercise, or delay on its part in exercising, any of its rights under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right preclude any further or other exercise of that or any other rights.

(e)	Neither the obligations of the Pledgor contained in this Agreement nor the rights, powers and remedies conferred upon the Pledgee by the Facility Agreement, this Agreement or by law, nor the Pledge shall be discharged, impaired or otherwise affected by:

(i)	any amendment to, or any variation, waiver or release of, any obligation of the Company, the Pledgor, or any other person under the Facility Agreement, any documents delivered in respect thereof; or

(ii)	any failure to take, or to fully take, any security contemplated by the Facility Agreement, any documents delivered in respect thereof or otherwise agreed to be taken in respect of the Company’s obligations, the Pledgor’ obligations or any other person’s obligations under the Facility Agreement, any documents delivered in respect thereof; or

(iii)	any failure to realise or to fully realise the value of, or any release, discharge, exchange or substitution of, any security taken in respect of the Company’ s obligations, the Pledgors’ obligations, and the Obligations under the Facility Agreement, any documents delivered in respect thereof; or

(iv)	any other act, event or omission which, but for this clause 4.(e)(iv) might operate to discharge, impair or otherwise affect any of the obligations of the Pledgor contained in this Agreement, or any of the rights, powers and remedies conferred upon the Pledgee by the Facility Agreement, any documents delivered in respect thereof, this Agreement, or by law.

(v)	For the avoidance of doubt, the Pledgor hereby expressly waives any rights arising for it (if any) under article 2037 of the Luxembourg Civil Code or any right it may have of first requiring the Pledgee to proceed against or claim payment from any other person or enforce any guarantee or security before enforcing this Pledge.

5.	LIQUIDATION, RECAPITALIZATION, ETC.

5.1.	Distributions Paid to Pledgee. Any sums or other property paid or distributed upon or with respect to any of the Pledged Shares and /or Pledged PECs, whether by dividend or redemption or upon the liquidation or dissolution of the Company thereof or otherwise, shall, except to the limited extent provided in Clause 7, be immediately paid over and delivered to the Pledgee to be held by the Pledgee, for the benefit of the Secured Parties, as security for the payment and performance in full of all of the Obligations. Except to the limited extent provided in Clause 7, in case, pursuant to the liquidation, dissolution, recapitalization or reclassification or otherwise of the capital of the Company or pursuant to the reorganization thereof, any distribution of capital shall be made on or in respect of any of the Pledged Shares and /or Pledged PECs or any property shall be distributed upon or with respect to any of the Pledged Shares and /or Pledged PECs, the property so distributed shall be delivered to the Pledgee, for the benefit of the Secured Parties, to be held by it as security for the Obligations, provided, notwithstanding anything to the contrary in this Clause 5.1, any additional Shares or PECs issued or distributed hereby shall be governed by the provisions of Clause 2(b) above. Except to the limited extent provided in Clause 7, all sums of money and property paid or distributed in respect of the Pledged Shares and /or Pledged PECs as provided in this Clause 5.1 that are received by the Pledgor shall, until paid or delivered to the Pledgee, be held in trust for the Pledgee, for the benefit of the Secured Parties, as security for the payment and performance in full of all of the Obligations.

5.2.

Cash Collateral Account. All sums of money that are delivered to the Pledgee pursuant to this Clause 5 shall be immediately deposited into an interest bearing account with the Pledgee or, if the Pledgee is not the depositary bank, to an interest bearing account in the name of the Pledgee, for the benefit of the Secured Parties, as customer with a depositary bank satisfactory to the Pledgee (any such account, whether maintained with the Pledgee or in the Pledgee’s name as customer being herein referred to as the “Cash Collateral Account”). Some or all of the funds from time to time in the Cash Collateral Account may be invested in time deposits, including, without limitation, certificates of deposit issued by the Pledgee (such certificates of deposit or other time deposits being hereinafter referred to, collectively, as “Time Deposits”), that are satisfactory to the Pledgee after consultation with the Pledgor, provided, that, in each such case, arrangements satisfactory to the Pledgee are made and are in place to perfect and to insure the first priority of the Pledgee’s security interest therein. Interest earned on the Cash Collateral Account and on the Time Deposits, and the principal of the Time Deposits at maturity that is not invested in new Time Deposits, shall be deposited in the Cash Collateral Account. The Cash Collateral Account, all sums from time to time standing to the credit of the Cash Collateral

Account, any and all Time Deposits, any and all instruments or other writings evidencing Time Deposits and any and all proceeds of any thereof are hereinafter referred to as the “Cash Collateral.”

5.3.	Pledgor’s Rights to Cash Collateral, etc. Except as otherwise expressly provided in Clause 9.2, the Pledgor shall have no right to withdraw sums from the Cash Collateral Account, to receive any of the Cash Collateral or to require the Pledgee to part with the Pledgee’s possession of any instruments or other writings evidencing any Time Deposits.

6.	REPRESENTATIONS, WARRANTIES AND COVENANTS

6.2	Representations and warranties

6.1.1 Each of the Parties hereby warrants, represents and undertakes, solely as to itself and not as to any other Party, to the other that:

(i)	it has the legal right and full power and authority to execute and deliver, and to exercise its rights and perform its obligations under, this Agreement and has obtained all necessary authorisations and consents to enable it to do so;

(ii)	all corporate or other similar action required to validly and duly authorise the execution and delivery of, and the exercise of its rights and performance of its obligations under this Agreement, has been duly taken;

(iii)	the execution and performance of this Agreement does not and will not breach its articles of association or other constitutional documents or any agreement or obligation by which it is bound or violate any applicable law; and

(iv)	this Agreement (when executed) will constitute its valid and binding obligations enforceable in accordance with its terms.

6.1.2	The Pledgor hereby also declares and warrants that:

(i)	the Pledgor is the due and sole owner of the Pledged Shares and the Pledged PECs;

(ii)	the Pledged Shares represent, on the date of execution of this Agreement, 65% of the total number of shares issued by the Company and the Pledged PECs represent, on the date of execution of this Agreement, 65% of the total number of PECs issued by the Company;

(iii)	the information set forth in the Definitions in Clause 1.2 hereto relating to the Shares and PECs is true and correct, in all material respects;

(iv)	there exist no pre-emption rights, no other rights by virtue of which any person may be entitled to demand one or more of the Pledged Shares and /or Pledged PECs;

(v)	there is no mortgage, pledge, charge, option, lien, encumbrance or any other security interests or third party rights over or affecting the Pledged Shares and / or Pledged PECs, except as created by this Agreement;

(vi)	the Pledged Shares and Pledged PECs are not the object of a dispute or claim;

(vii)	the Pledge, when perfected, constitutes a valid, first-ranking security interest (“nantissement de premier rang”) over the Pledged Assets not subject to any prior or pari passu security interest.

6.2	Covenants

During the Security Period, unless the Pledgee otherwise consents in writing in advance and save to the extent expressly permitted by the Facility Agreement, the Pledgor hereby undertakes that it will:

(i)	use its best efforts to procure that the Company maintains adequate records concerning the Pledged Shares and Pledged PECs pursuant to this Agreement;

(ii)	promptly take any action that is necessary from time to time to maintain and ensure the validity and perfection of the security interest created hereunder and not do or cause or permit to be done anything, which would be reasonably likely to, directly or indirectly, adversely affect the validity of the security interest created hereunder or its enforceability by the Pledgee, or which is inconsistent with or materially depreciates, jeopardises or otherwise prejudices the security created by this Agreement;

(iii)	not sell, assign, transfer, dispose of, pledge or otherwise encumber hereafter, the whole or any part of the Pledged Shares and / or Pledged PECs to anyone or any interests therein save to the extent permitted by the Facility Agreement;

(iv)	assist, and cause the Company to assist, the Pledgee and generally make commercially reasonable efforts to obtain all necessary consents, approvals and authorisations from any relevant person(s) and/or authorities in order to permit the exercise by the Pledgee of its rights and powers under this Agreement upon enforcement of the Pledge.

7.	RIGHTS TO DIVIDENDS, YIELDS AND VOTING RIGHTS

7.1	Until the occurrence of an Event of Default which is continuing, the Pledgor shall remain the owner of the Pledged Shares and / or of the Pledged PECs and shall be entitled to receive and apply all Related Assets. Upon the occurrence of an Event of Default which is continuing, provisions of Clause 5 shall apply.

7.2	Until the occurrence of an Event of Default which is continuing, and subject to the provisions of the Facility Agreement, the Pledgor shall be entitled to exercise all voting rights in relation to the Pledged Shares in a manner which does not materially and adversely affect this Pledge, cause an Event of Default to occur, or vary the rights attaching to or conferred by all or any part of the Pledged Assets. Until the occurrence of an Event of Default, the Pledgor shall be entitled to cause the issuance of further shares as provided in Clause 2.2.

7.3	The Pledgee shall be entitled, after an Event of Default has occurred which is continuing, to exercise the voting rights in the Pledged Shares (to the extent permitted by law), or to request the Pledgor to appoint the Pledgee (or any person designated to the Pledgor by the Pledgee) as the Pledgor’s irrevocable proxy to represent the Pledgor at shareholders’ meetings and exercise the voting rights in any manner the Pledgee deems fit for the purpose of protecting and/or enforcing its rights hereunder. The Pledgor shall do whatever is necessary in order to ensure that the exercise of the voting rights in these circumstances is facilitated and becomes possible for the Pledgee or such other person, including the issuing of a written proxy in any form required under applicable law.

7.4	The Pledgor hereby expressly acknowledges that, if a power of attorney has been granted pursuant to the provisions of Clause 7.3, the Pledgee or such other person shall be totally and unconditionally authorised to exercise the voting rights attached to the Pledged Shares in any manner necessary or useful for the purposes of ensuring the complete satisfaction of the Obligations and hereby waives each and any claim it may have in this respect, in particular with respect to the liability of the Pledgee or such other person (save for events of wilful misconduct or gross negligence).

8.	ENFORCEMENT OF THE PLEDGE

8.1	In General. After an Event of Default has occurred which is continuing, and provided such Event of Default has not been remedied or waived in accordance with the terms of the Facility Agreement or this Agreement, as the case may be, the Pledgee shall be entitled to exercise immediately and without further notice (mise en demeure) its rights and powers under this Agreement, the applicable provisions of Luxembourg law, and, in addition, to the extent that it does not conflict with Luxembourg law, the rights and remedies of a secured party under the Uniform Commercial Code as in effect in the Commonwealth of Massachusetts in the United States of America (the “UCC”), and in particular:

(i)	to appropriate the Pledged Shares and Pledged PECs at a price to be determined as the higher of (i) the fair market value, or (ii) on the basis of the net asset value of the Company; such values will be determined on the basis of the last published annual accounts of the Company (or such more recent or appropriate finance documentation) and such other elements as may be relevant for the determination of such values by an independent external auditor (réviseur d’entreprises agréé) to be appointed by the Pledgee among the approved statutory auditors’ list (registre public des réviseurs d’entreprises agréés) available on the website of the Commission de Surveillance du Secteur Financier; or

(ii)	to sell or cause the Pledged Shares and Pledged PECs to be sold in a transaction at arms’ length conditions (conditions commerciales normales) (which shall mean in particular at a price at least equal to the value determined pursuant to 8.1(i) above); or

(iii)	request a judicial decision that the Pledged Assets shall be attributed to the Pledgee in discharge or partial discharge of the Obligations following a valuation of the Pledged Assets made by a court-appointed expert; or

(iv)	proceed to a set-off between the Obligations and the Pledged Shares according to the valuation method as set fourth under (i) above; or

(v)	in general to realise or, as the case may be, to appropriate the Pledged Shares in the most favourable manner permitted by the laws of Luxembourg.

8.2	Sale of Pledged Assets. With reference to Clause 8.1 (ii), the Pledgee may enforce its rights hereunder without any other notice and without compliance with any other condition precedent now or hereunder imposed by law (all of which are hereby expressly waived by the Pledgor, to the fullest extent permitted by law). The Pledgee may sell any part or all of the Pledged Shares and the Pledged PECs at any public sale or at private sale,. it being understood that such sale is only possible to the extent that in case of several transferees, each transferee’s ownership percentage of PECs remains identical to its ownership percentage of Shares of the Company in order to comply with the transfer restrictions provided by Clause 3.4 of the terms and conditions relating to PEC. The Pledgee may apply the cash proceeds actually received from any sale or other disposition to the reasonable expenses of retaking, holding, preparing for sale, selling and the like, to reasonable attorneys’ fees, travel and all other expenses which may be incurred by the Pledgee in attempting to collect the Obligations or to enforce this Agreement or in the prosecution or defense of any action or proceeding related to the subject matter of this Agreement, and then to the Obligations pursuant to the terms of the Facility Agreement. Only after such applications, and after payment by the Pledgee of any amount required by §9-608(a)(1)(C) or §9-615(a)(3) of the UCC, need the Pledgee account to the Pledgor for any surplus.

8.3	Private Sales. With reference to Clause8.1 (ii), any sale of the Pledged Shares and Pledged PECs shall be made in a commercially reasonable manner, and the Pledgor agrees to use its best efforts to cause the issuer of the Pledged Shares and Pledged PEC contemplated to be sold, to execute and deliver, and cause the directors and officers of such issuer to execute and deliver, all at the Pledgor’s expense, all such instruments and documents, and to do or cause to be done all such other acts and things as may be necessary or, in the reasonable opinion of the Pledgee, advisable to exempt such Pledged Share from registration under the provisions of the Securities Act, and to make all amendments to such instruments and documents which, in the opinion of the Pledgee, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. The Pledgor further agrees to use its best efforts, to the extent that it does not conflict with Luxembourg law, to cause such issuer or issuers to comply with the provisions of the securities or “Blue Sky” laws of any jurisdiction which the Pledgee shall designate and, if required, to cause such issuer to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.

8.4

Pledgor’s Agreements, etc. The Pledgor further agrees, to the extent that it does not conflict with Luxembourg law, to do or cause to be done all such other acts and things as may be reasonably necessary to make any sales of any portion or all of the Pledged Shares and Pledged PECs pursuant to this Clause 8 valid and binding and in compliance with any and all applicable laws (including, without limitation, the Securities Act, the Securities Exchange Act of 1934, as amended, the rules and regulations of the Securities and Exchange Commission applicable thereto and all applicable state securities or “Blue Sky” laws), regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sale or sales, all at the Pledgor’s expense. The Pledgor further agrees that a breach of any of the covenants contained in this Clause 8 will cause irreparable injury to the Secured Parties, that the Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, agrees that each and every covenant contained in this Clause 8 shall be specifically enforceable against the Pledgor by the Pledgee and the Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants.

8.5	Marshalling. Neither the Pledgee nor any other Secured Party shall be required to marshal any present or future collateral security for (including but not limited to this Agreement and the Pledged Shares), or other assurances of payment of, the Obligations or any of them, or to resort to such collateral security or other assurances of payment in any particular order. All of the rights of the Pledgee and the Secured Parties hereunder in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights, however existing or arising. To the extent that it lawfully may, the Pledgor hereby agrees that it will not invoke any law relating to the marshalling of collateral that might cause delay in or impede the enforcement of the Pledgee’s rights under this Agreement or under any other instrument evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and to the extent that it lawfully may, the Pledgor hereby irrevocably waives the benefits of all such laws.

9.	APPLICATION OF PROCEEDS, TERMINATION AND RELEASE OF SECURITY

9.1.	Application of proceeds

Any monies received by the Pledgee in respect of the Pledged Assets after this Pledge has been enforced shall be applied by the Pledgee to pay all or any part of the then outstanding Obligations as set forth in the Facility Agreement. In the event the proceeds or any monies received by the Pledgee by virtue of the Pledge’s enforcement lead to any excess remitted to the Pledgee, the Pledgee shall return to the Pledgor any such excess within thirty (30) Business Days.

9.2.	Termination and Pledge release

Upon expiry of the Security Period, this Agreement shall terminate and the Pledgee shall, at the Pledgor’s request and expense, execute all such documents and do all such things as may be reasonably necessary to discharge the Pledgor from its liability under the Agreement within five (5) Business Days as from receipt of such request. In addition, the Parties and the Company hereby agree to instruct and appoint any manager of the Company, each acting individually, as the case may be, to release this Pledge in the shareholders’ register and in the PECs register of the Company. Forthwith upon such release being granted, the Pledgee shall return to the Pledgor any Pledged Assets in its possession and such Pledgor shall take delivery thereof.

10.	RIGHTS OF RECOURSE

The Pledgor hereby waives and formally undertakes not to exercise the Rights of Recourse or any other similar rights in any manner (including for the avoidance of doubt, by way of provisional measures such as provisional attachment (saisie-arrêt conservatoire), by way of set-off or in any other way), nor to take any action or do anything in relation to such Rights of Recourse or other similar rights, except as otherwise permitted in writing by the Pledgee.

This clause shall remain in full force during the Security Period and shall, to the extent required, survive any termination or discharge of this Agreement.

The Pledgor acknowledges that this waiver is of the essence for the Pledgee.

11.	LIABILITY AND INDEMNITY

11.1	The Pledgee (and its agents, successors and assigns) shall not be liable for any losses arising in connection with the exercise of any of its rights, powers and discretions hereunder save for liabilities and expenses arising from the gross negligence or wilful default of the Pledgee.

11.2	The Pledgor will indemnify the Pledgee (and its successors and assigns) and every attorney which may be appointed from time to time in respect of all liabilities and reasonable expenses incurred by it, him, her or them in the execution of any rights, powers or discretions vested in it, him, her or them pursuant hereto (including the fees and expenses of legal advisers and VAT thereon) save for liabilities and expenses arising from the gross negligence or wilful default of the Pledgee or its attorney or both.

12.	FEES AND EXPENSES

The Pledgor shall pay all reasonable out-of-pocket expenses incurred by the Pledgee (including the reasonable fees, charges and disbursements of counsel for the Pledgee), in connection with the preparation, negotiation, execution, delivery and administration of this Agreement or any amendments, modifications or waivers of the provisions hereof and all reasonable out-of-pocket expenses incurred by the Pledgee (including the fees, charges and disbursements of any counsel for the Pledgee), in connection with the enforcement or protection of its rights in connection with this Agreement, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of any of the Obligations.

13.	WAIVERS

No failure by either Party to exercise, nor any delay by either Party in exercising, any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise thereof or the exercise of any other right or remedy. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

14.	NOTICES

Any notice given under or in connection with this Agreement must be given in English. All notices or other communications under this Agreement shall be sent in writing in accordance with the provisions of Section 10.02 of the Facility Agreement. Notices to the Company shall be sent to the address given at the beginning of this Agreement, with a copy sent to the Pledgor.

15.	AMENDMENTS AND SEVERABILITY

15.1.	Amendments

This Agreement may be amended or waived only with the prior consent in writing of the Parties to this Agreement and any such amendment or waiver will be binding on all Parties.

15.2.	Severability

If any provision of this Agreement is or becomes prohibited, unenforceable or void in any jurisdiction, this shall not affect the validity or enforceability of any other provision hereof or affect the validity or enforceability of such provision in any other jurisdiction, but only to the extent as permitted by applicable law. The Parties shall in such case negotiate in good faith to replace the prohibited or unenforceable provision with a provision ensuring a party the same effect.

16.	FURTHER ASSURANCE – POWER OF ATTORNEY

At any time, each Party hereto shall do and execute, or procure to be done and executed, all necessary acts, deeds, documents and things as may be reasonably requested of it by the other Party to give effect to this Agreement.

The Pledgor irrevocably appoints the Pledgee to be its attorney and in its name and on its behalf to execute, deliver and perfect all documents (including any share transfer forms and other instruments of transfer) and do all things that the Pledgee, acting on behalf of the Pledgor, may consider to be requisite for (a) carrying out any obligation imposed on the Pledgor under this Agreement or (b) exercising any of the rights conferred to the Pledgee under this Agreement or by law, it being understood that the enforcement of the Pledge over the Pledged Assets must be carried out as described in clause 7 hereunder. In that case, the Pledgor shall ratify and confirm all things done and all documents executed by the Pledgee in the exercise of this power of attorney.

17.	GOVERNING LAW AND JURISDICTION

17.1	Governing law

The present Agreement shall be governed by and construed in accordance with Luxembourg law.

17.2	Jurisdiction

Any dispute arising in connection with this Agreement shall be submitted to the non-exclusive jurisdiction of the courts of the district of Luxembourg.

18.	COUNTERPARTS

This Agreement may be executed in any number of counterparts and by way of facsimile exchange of signed pages, all of which together shall constitute one and the same agreement.

IN WITNESS THEREOF the Parties hereto have executed the present Agreement in three (3) originals the day and year first above written, each party acknowledging having received one copy hereof.

/s/ Michael L. Levitz
Pledgor: Analogic Corporation
Name: Michael L. Levitz
Title: Sr. Vice President, Chief Financial Officer and Treasurer

/s/ Jay L. Massimo
Pledgee: Sovereign Bank
Name: Jay L. Massimo
Title: Senior Vice President

By signing hereunder for acceptance, the Company acknowledges and accepts the existence of this Agreement and security interest created hereunder over the Pledged Shares, Pledged PECs and Related Assets for the purposes of Article 5 (3) of the Law of 2005, takes notice of the terms thereof, and undertakes to duly register or allow, respectively grants sufficient power to, the person(s) designated pursuant to Clause 3 to register forthwith this Pledge in its shareholders register and in the PEC register using the registration wording as set forth in Clause 3.

/s/ Michael L. Levitz
The Company: Analogic Holding Luxembourg S.a.r.l
Name: Michael L. Levitz
Title: Manager

SCHEDULE A

PLEDGED SHARES AND PLEDGED PECS

Issuer	Registered Owner	Class of Securities	Number of Issued Securities	Number of Pledged Securities	Percentage of Pledged Securities
Analogic Holding Luxembourg S.a.r.l.	Analogic Corporation	Shares	501	325	65%
Analogic Holding Luxembourg S.a.r.l.	Analogic Corporation	Preferred Equity Certificates A	329,771.69	214,351.5985	65%
Analogic Holding Luxembourg S.a.r.l	Analogic Corporation	Preferred Equity Certificates B	3,553,252.35	2,309,614.0275	65%